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                                                                    EXHIBIT 10.7
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                                 LOAN AGREEMENT


                           Dated as of April 16, 1999


                                      among


                      WILLIAMS COMMUNICATIONS GROUP, INC.,


                         BANK OF AMERICA NATIONAL TRUST
                            AND SAVINGS ASSOCIATION,
                             as Administrative Agent


                                       and


                  THE OTHER FINANCIAL INSTITUTIONS PARTY HERETO




                      NATIONSBANC MONTGOMERY SECURITIES LLC
                      Joint Lead Arranger and Book Manager


                              CHASE SECURITIES INC.
           Joint Lead Arranger and Book Manager and Syndication Agent




                                BANK OF MONTREAL
                             Co-Documentation Agent

                              THE BANK OF NEW YORK
                             Co-Documentation Agent




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                                 LOAN AGREEMENT

     This Agreement dated as of April 16, 1999, is entered into among Williams Communications Group, Inc., a Delaware corporation (the "Borrower"), the financial institutions from time to time party to this Agreement (the "Banks"), Bank of America National Trust and Savings Association, a national banking association, as administrative agent for the Banks (together with any successor administrative agent hereunder, the "Administrative Agent"), Bank of Montreal, as co-documentation agent, and The Bank of New York, as co-documentation agent (together with Bank of Montreal, the "Co-Documentation Agents").

1.   DEFINITIONS

     All capitalized terms used but not defined herein shall have the meanings set forth in Schedule 1 attached hereto.

2.   LOAN AMOUNT AND TERMS

     2.1 The Revolving Credit. Subject to the terms and conditions herein set forth, each Bank severally agrees to make loans to the Borrower (each such loan, a "Loan") from time to time on any Business Day prior to the Final Maturity Date in an aggregate amount not to exceed at any time outstanding the amount set forth on Schedule 2 (such amount, as the same may reduce pursuant to Section
3.10 or vary as a result of one or more assignments under Section 8.13, such Bank's "Commitment"); provided, however, that the aggregate principal amount of all outstanding Loans shall not at any time exceed the combined Commitments of all of the Banks. Within the limits of each Bank's Commitment, and subject to the other terms and conditions hereof, the Borrower may borrow under this
Section 2.1, prepay under Section 3.2 and reborrow under this Section 2.1.

     2.2 Interest Rate. Subject to Section 3.6 hereof, the Loans shall bear interest on the outstanding principal amount thereof at a rate per annum equal to the Offshore Rate or the Base Rate, plus the Applicable Margin.

     2.3 Procedure for Borrowing. Each request for borrowing shall be made by the Borrower's irrevocable written notice delivered to the Administrative Agent in the form attached hereto as Exhibit A (a "Notice of Borrowing") which Notice of Borrowing must be received by the Administrative Agent prior to 11:00 a.m. New York time (i) three (3) Business Days prior to the requested Borrowing Date, in the case of an Offshore Rate Loan, and (ii) one (1) Business Day prior to the requested Borrowing Date, in the case of a Base Rate Loan. Such a Notice of Borrowing shall specify the amount of the borrowing (which shall be in an aggregate minimum amount of $10,000,000, in the case of an Offshore Rate Loan, and $5,000,000, in the case of a Base Rate Loan, or, in each case, a multiple of $1,000,000 in excess thereof), the requested Borrowing Date and whether the Loan shall constitute an Offshore Rate Loan or Base Rate Loan, and, to the extent that such Loan shall constitute an Offshore Rate Loan, the initial Interest Period therefor. The Administrative Agent will promptly notify each Bank of its receipt of any Notice of Borrowing and of the amount of such Bank's Pro Rata Share of that borrowing. Each Bank will make the amount of its Pro Rata Share of each borrowing available to the Administrative Agent for the account of the Borrower at the Administrative Agent's payment office by 11:00 a.m. New York time on the specified Borrowing Date requested by the Borrower in funds immediately available to the Administrative Agent.

     2.4 Conversion and Continuation Elections. The Borrower may, upon irrevocable written notice to the Administrative Agent in the form attached hereto as Exhibit B (a "Notice of Conversion/Continuation"), elect as of any Business Day, in the



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case of Base Rate Loans, or as of the last day of the applicable Interest
Period, in the case of Offshore Rate Loans, to convert any Loan to a Base Rate Loan or, if there is no Default or Event of Default at the time of such notice and at the Borrowing Date, to convert any Loan into, or continue any Loan as an Offshore Rate Loan. The Borrower shall deliver a Notice of Conversion/Continuation to be received by the Administrative Agent not later than 11:00 a.m. New York time at least (i) three (3) Business Days in advance of the conversion/continuation date, if the Loan is to be converted into or continued as an Offshore Rate Loan, or (ii) at least one (1) Business Day prior to the conversion/continuation date, if the Loan is to be converted to a Base Rate Loan. If upon the expiration of any Interest Period during which interest on any Loan is based on the Offshore Rate, the Borrower has failed to timely select a new Interest Period to be applicable to such Offshore Rate Loan, the Borrower shall be deemed to have elected to continue the Loan as an Offshore Rate Loan with an Interest Period of one month effective as of the expiration of such Interest Period; provided, however, that if any Default or Event of Default then exists, the Borrower shall be deemed to have elected to convert any Offshore Rate Loan to a Base Rate Loan effective as of the expiration date of such Interest Period. The Administrative Agent will promptly notify each Bank of its receipt of a Notice of Conversion/Continuation, or, if no timely notice is provided by the Borrower, the Administrative Agent will promptly notify each Bank of the details of any automatic conversion. All conversions and continuations shall be made ratably according to the respective outstanding principal amounts of the Loans with respect to which the notice was given held by each Bank.

     2.5 Limitation on Availability of Offshore Rate. No Bank shall have an obligation to accept an election for an Offshore Rate Loan if any of the following described events has occurred and is continuing: U.S. Dollar deposits in the principal amount, and for periods equal to the interest period, of the Loan are not available in the London interbank market; or the Offshore Rate does not accurately reflect the cost of an Offshore Rate Loan; or any Bank determines that it is unlawful for such Bank to make or to maintain Offshore Rate Loans. If the obligation of any Bank to make an Offshore Rate Loan has been suspended under this Section, the Administrative Agent shall so notify the Borrower and the Borrower may elect, by giving notice to the Bank through the Administrative Agent, that all Loans which would otherwise be made by that Bank as Offshore Rate Loans shall be instead Base Rate Loans.

     2.6 Interest Payments. Interest on each Loan shall be paid in arrears on each Interest Payment Date. Interest shall also be paid on the date of any prepayment of any Loan for the portion of the Loan so prepaid and upon payment (including prepayment) in full thereof, and, during the existence of any Event of Default, interest shall be paid on demand of the Administrative Agent at the request or with the consent of the Majority Banks.

     2.7 Maturity. The Borrower will repay to the Banks on the Final Maturity Date the aggregate principal amount of Loans outstanding on such date. No Interest Period for any Loan shall extend beyond the Final Maturity Date.

     2.8 Commitment Fee. The Borrower shall pay to the Administrative Agent for the account of each Bank a commitment fee on the average daily unused portion of such Bank's Commitment, computed on a quarterly basis in arrears on the last Business Day of each calendar quarter based upon the average of the daily unutilized amounts during that quarter as calculated by the Administrative Agent, equal to 0.125% per annum. Such commitment fee shall accrue from the date hereof to the Final Maturity Date and shall be due and payable quarterly in arrears on the last Business Day of each calendar quarter, with the final payment to be made on the Final Maturity Date. The commitment fee shall accrue at all times from the date hereof, including at any time during which one or more conditions in Section 4 are not met.



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     2.9  Utilization Fee. The Borrower also shall pay to the Administrative
Agent for the account of each Bank a utilization fee, based on the aggregate principal amount of Loans outstanding, for each day during the term hereof that the aggregate principal amount of Loans outstanding exceeds 50% of the combined Commitments of the Banks, computed on the last Business Day of each calendar quarter, equal to 0.125% per annum. Such utilization fee shall accrue from the date hereof to the Final Maturity Date and shall be due and payable quarterly in arrears on the last Business Day of each calendar quarter, with the final payment to be made on the Final Maturity Date.

     2.10 Arrangement, Agency Fees. The Borrower also shall pay the arrangement fees and the administrative fee as required by the Fee Letters and other fees referenced in Section 4.1(i) of this Agreement.

3.   PAYMENTS AND COSTS

     3.1 Notes. The Loans made by each Bank shall be evidenced by one or more promissory notes (the "Notes"), each in the form attached hereto as Exhibit C. Each such Bank shall endorse on the schedule annexed to its Note(s) the date, amount and maturity of each Loan made by such Bank and the amount of each payment of principal made by the Borrower with respect thereto. Each such Bank is irrevocably authorized by the Borrower to endorse its Note(s) and each Bank's record shall be conclusive absent manifest error; provided, however, that the failure of a Bank to make, or an error in making, a notation thereon with respect to any Loan shall not limit or otherwise affect the obligations of the Borrower hereunder or under any such Note to such Bank.

     3.2 Optional Prepayments. The Borrower may, at any time and from time to time, upon not less than three (3) Business Days' irrevocable prior notice to the Administrative Agent in the case of an Offshore Rate Loan, or one (1) Business Day's irrevocable prior notice in the case of a Base Rate Loan, prepay any Loan in minimum amounts of $10,000,000 in the case of an Offshore Rate Loan, or $5,000,000 in the case of a Base Rate Loan, or, in each case, in multiples of $1,000,000 in excess thereof. Such notice of prepayment shall specify the date and amount of such prepayment and the type of Loan to be prepaid. The Administrative Agent will promptly notify each Bank of its receipt of any such notice, and of such Bank's Pro Rata Share of such prepayment. If such notice is given by the Borrower, the Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein, together with accrued interest to such date on the amount prepaid and any amounts due as described in Section 3.7.

     3.3 Taxes. (a) The Borrower will not deduct any foreign taxes from any payments it makes to the Administrative Agent for the account of any Bank. If any such taxes are imposed on any payments made by the Borrower (including payments under this paragraph), the Borrower will pay the taxes and will also pay to the Administrative Agent for the account of such Bank, at the time interest is paid, any additional amount necessary to preserve the after-tax yield the Bank would have received if such taxes had not been imposed. The Borrower will confirm that it has paid the taxes by giving the Bank official tax receipts (or notarized copies) within 30 days after the Borrower's receipt thereof.

          (b) Payments made by the Borrower to the Administrative Agent for the account of any Bank will be made without deduction of United States withholding or similar taxes. If the Borrower is required to pay U.S. withholding taxes, the Borrower will pay such taxes in addition to the amounts due to the Administrative Agent for the account of such Bank under this Agreement. If the Borrower fails to make such tax payments when due, the Borrower agrees to indemnify each Bank and the Administrative Agent against any liability for such taxes, as well as for any related interest, expenses, additions to tax, or penalties asserted against or suffered by the Administrative Agent or any Bank with respect to such taxes.



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     3.4  Additional Costs. The Borrower will pay the Administrative Agent for the account of any Bank, on demand, an amount sufficient to compensate such Bank for any increase in cost to such Bank of agreeing to make or making, funding or maintaining Offshore Rate Loans, to the extent such increase is due to any new, or change to any existing, statute, regulation or policy or the application or interpretation thereof, or any request or requirement of a government, central bank or regulatory agency which is applicable to banks or to companies that control banks. Such costs will be allocated to a Bank's Loans in a manner determined by the Bank, using any reasonable method.

     3.5 Computation of Fees and Interest. All computations of interest determined by reference to the Base Rate shall be made on the basis of a year of 365 or 366 days, as the case may be, if based on the reference rate and actual days elapsed. Except as otherwise stated in this Agreement, all other interest and fees, if any, will be computed on the basis of a 360-day year and the actual number of days elapsed.

     3.6 Default Rate. Upon the occurrence and during the continuation of any Event of Default under this Agreement, all amounts outstanding under this Agreement will bear interest at a rate per annum which is determined by adding 2% per annum to the Applicable Margin then in effect. This will not constitute a waiver of any Event of Default.

     3.7 Funding Losses. The Borrower shall reimburse each Bank for any amounts required to compensate such Bank for any additional losses, costs or expenses ("Funding Losses") which it may reasonably incur as a consequence of: the failure of the Borrower to make on a timely basis any payment of principal of any Offshore Rate Loan; the failure of the Borrower to borrow, continue or convert a Loan after the Borrower has given a Notice of Borrowing or a Notice of Conversion/Continuation; the failure of the Borrower to make any prepayment in accordance with any notice delivered pursuant to Section 3.2; or the prepayment or other payment (including after acceleration thereof) of an Offshore Rate Loan on any day that is not the last day of the relevant Interest Period. Funding Losses shall include, without limitation, any loss, cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds obtained by the Bank to fund or maintain its Offshore Rate Loans. In addition, the Borrower shall reimburse each of the Banks named on the original Commitment schedule attached hereto and hold each such Bank harmless from Funding Losses which such Bank may sustain or incur as a consequence of the assignment of any portion of its Loans and Commitment hereunder to one or more Eligible Assignees at any time or times during the sixty (60) day period immediately following the date hereof.

     3.8 Payments by the Borrower. (a) All payments by the Borrower hereunder shall be in U.S. Dollars and in immediately available funds, and shall be made by no later than 3:00 p.m. New York time on the date of payment specified herein. All payments to be made by the Borrower shall be made without set-off, recoupment or counterclaim. Except as otherwise expressly provided herein, all payments by the Borrower shall be made to the Administrative Agent for the account of the Banks at the Administrative Agent's payment office. The Administrative Agent will promptly distribute to each Bank its Pro Rata Share (or other applicable share as expressly provided herein) of such payment in like funds as received. Any payment received by the Administrative Agent later than 3:00 p.m. New York time shall be deemed to have been received on the following Business Day and any applicable interest or fee shall continue to accrue. Subject to the provisions set forth in the definition of "Interest Period" herein, whenever any payment is due on a day other than a Business Day, such payment shall be made on the following Business Day, and such extension of time shall in such case be included in the computation of interest or fees, as the case may be.



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          (b) Unless the Administrative Agent receives notice from the Borrower prior to the date on which any payment is due to the Banks that the Borrower will not make such payment in full as and when required, the Administrative Agent may assume that the Borrower has made such payment in full to the Administrative Agent on such date in immediately available funds and the Administrative Agent may (but shall not be so required), in reliance upon such assumption, distribute to each Bank on such due date an amount equal to the amount then due such Bank. If and to the extent the Borrower has not made such payment in full to the Administrative Agent, each Bank shall repay to the Administrative Agent on demand such amount distributed to such Bank, together with interest thereon at the Federal Funds Rate for each day from the date such amount is distributed to such Bank until the date repaid.

     3.9 Payments by the Banks to the Administrative Agent. (a) Unless the Administrative Agent receives notice from a Bank on or prior to the initial Borrowing Date or, with respect to any borrowing after the initial Borrowing Date, at least one Business Day prior to the date of such borrowing, that such Bank will not make available as and when required hereunder to the Administrative Agent for the account of the Borrower the amount of that Bank's Pro Rata Share of the borrowing, the Administrative Agent may assume that each Bank has made such amount available to the Administrative Agent in immediately available funds on the Borrowing Date and the Administrative Agent may (but shall not be so required), in reliance upon such assumption, make available to the Borrower on such date a corresponding amount. If and to the extent any Bank shall not have made its full amount available to the Administrative Agent in immediately available funds and the Administrative Agent in such circumstances has made available to the Borrower such amount, that Bank shall on the Business Day following such Borrowing Date make such amount available to the Administrative Agent, together with interest at the Federal Funds Rate for each day from the date of advancement by the Administrative Agent to the Borrower until the date the Bank makes such amount available to the Administrative Agent. A notice of the Administrative Agent submitted to any Bank with respect to amounts owing under this subsection (a) shall be conclusive, absent manifest error. If such amount is so made available, such payment to the Administrative Agent shall constitute such Bank's Loan on the Borrowing Date for all purposes of this Agreement. If such amount is not made available to the Administrative Agent on the Business Day following the Borrowing Date, the Administrative Agent will notify the Borrower of such failure to fund and, upon demand by the Administrative Agent, the Borrower shall pay such amount to the Administrative Agent for the Administrative Agent's account, together with interest thereon for each day elapsed since the Borrowing Date, at a rate per annum equal to the interest rate applicable at the time to the Loans comprising such borrowing.

          (b) The failure of any Bank to make any Loan on any Borrowing Date shall not relieve any other Bank of any obligation hereunder to make a Loan on such Borrowing Date, but no Bank shall be responsible for the failure of any other Bank to make the Loan to be made by such other Bank on any Borrowing Date.

     3.10 Mandatory Prepayments; Mandatory Commitment Reductions. If the Borrower shall issue or sell any bonds, notes or other evidence of indebtedness for borrowed money (other than the Notes and the contemplated issuance of the Borrower's high yield notes), or enter into any agreement pursuant to which credit is extended to the Borrower by any bank or other financial institution or institutions (other than short-term borrowings pursuant to uncommitted lines of credit), the Borrower shall promptly notify the Administrative Agent of the estimated net cash proceeds to be received by the Borrower in respect thereof. Promptly upon, and in no event later than five (5) days after, receipt by the Borrower of such proceeds, the Borrower shall prepay the Loans in an aggregate amount equal to the amount of such proceeds (or such lesser amount as may be required to prepay all Loans then outstanding, accrued interest thereon, any amounts owed pursuant to Section 3.7, and all accrued commitment fees). Any prepayment pursuant to



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this Section 3.10 shall be applied first to any Base Rate Loans then outstanding and then to Offshore Rate Loans with the shortest Interest Periods remaining.
The Borrower shall pay, together with each prepayment under this Section 3.10, accrued interest on the amount prepaid and any amounts required pursuant to
Section 3.7. The Commitment of each Bank shall automatically be reduced by an amount equal to such Bank's ratable share of the proceeds received by the Borrower, effective as of the earlier of the date that prepayment is made or the date by which such prepayment is due and payable hereunder. All accrued commitment fees to, but not including, the effective date of any reduction or termination of Commitments, shall be paid on the effective date of such reduction or termination.

     3.11 Sharing of Payments, Etc. If, other than as expressly provided elsewhere herein, any Bank shall obtain on account of the Loans made by it any payment (whether voluntary, involuntary, through the exercise of any right of set-off or otherwise) in excess of its ratable share, such Bank shall immediately (a) notify the Administrative Agent of such fact, and (b) purchase from the other Banks such participations in the Loans made by them as shall be necessary to cause such purchasing Bank to share the excess payment pro rata with each of them; provided, however, that if all or any portion of such excess payment is thereafter recovered from the purchasing Bank, such purchase shall to that extent be rescinded and each other Bank shall repay to the purchasing Bank the purchase price paid therefor, together with an amount equal to such paying Bank's ratable share (according to the proportion of (i) the amount of such paying Bank's required repayment to (ii) the total amount so recovered from the purchasing Bank) of any interest or other amount paid or payable by the purchasing Bank in respect of the total amount so recovered. The Borrower agrees that any Bank so purchasing a participation from another Bank may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off) with respect to such participation as fully as if such Bank were the direct creditor of the Borrower in the amount of such participation. The Administrative Agent will keep records (which shall be conclusive and binding in the absence of manifest error) of participations purchased under this Section and will in each case notify the Banks following any such purchase or repayment.

4.   CONDITIONS

     4.1 Conditions to Initial Loans. The obligation of each Bank to make its initial Loan hereunder is subject to the conditions that the Administrative Agent shall have received on or before the initial Borrowing Date all of the following, in form and substance satisfactory to the Administrative Agent and each Bank, and in sufficient copies or originals for each Bank:

          (a) This Agreement, duly executed by each party hereto;

          (b) Notes duly executed by the Borrower and payable to the order of each of the Banks in the amount of such Bank's initial Commitment hereunder;

          (c) The Guarantee (the "Guarantee") in form and substance satisfactory to the Banks signed by The Williams Companies, Inc. (the "Guarantor"), guarantying all obligations of the Borrower hereunder;

          (d) A copy of the Borrower's certificate of incorporation and bylaws and copies of resolutions of the Board of Directors of the Borrower approving and authorizing the execution, delivery and performance of this Agreement and the Notes, each certified as of the date hereof by the Borrower's Secretary or Assistant Secretary, and a signature and incumbency certificate of the persons duly authorized by the Borrower to execute and deliver this Agreement and the Notes;



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          (e) Copies of the certificate of incorporation and bylaws and resolutions of the Board of Directors of the Guarantor approving and authorizing the execution, delivery and performance of the Guarantee, and a signature and incumbency certificate of the officer of the Guarantor executing and delivering the Guarantee, certified as of the date hereof by the Secretary or an Assistant Secretary of the Guarantor;

          (f) A certificate of good standing dated as of a recent date for each of the Borrower and the Guarantor, issued by its respective jurisdiction of incorporation;

          (g) A certificate of a responsible officer of the Guarantor dated as of the date hereof certifying that, since December 31, 1998 there has not occurred a material adverse change in the business, assets, liabilities (actual or contingent), operations, condition (financial or otherwise) or prospects of the Borrower or the Guarantor and its Subsidiaries taken as a whole or in the facts and information regarding such entities as represented to date;

          (h) An opinion of counsel for the Borrower and the Guarantor;

          (i) Payment of fees required to be paid at closing pursuant to the Fee Letters or pursuant to other agreements made prior to the date hereof pertaining to the Commitments of the Banks hereunder; and

          (j) Such other documents as the Administrative Agent or any Bank may reasonably require.

     4.2 Conditions to All Borrowings. The obligation of each Bank to make any Loan to be made by it (including its initial Loan) or to continue or convert any Loan under Section 2.4 is subject to the satisfaction of the following conditions precedent on the Borrowing Date or date of conversion/continuation:

          (a) The Administrative Agent shall have received a Notice of Borrowing as required under Section 2.3;

          (b) The representations and warranties of the Borrower contained in
Section 5 hereof, and the representations and warranties of the Guarantor contained in the Guarantee, shall be true and correct on and as of such date with the same effect as if made on and as of such date;

          (c) No Default or Event of Default shall exist or shall result from such borrowing or conversion or continuation; and

          (d) The Administrative Agent shall have received such other documents as any Bank or the Administrative Agent may reasonably require.

5.   REPRESENTATIONS AND WARRANTIES

     When the Borrower signs this Agreement, and until the Administrative Agent and the Banks are repaid in full, the Borrower makes the following representations and warranties. Each Notice of Borrowing hereunder and each Notice of Conversion/Continuation constitutes a renewed representation:

     5.1 Existence and Power; Compliance with Laws. The Borrower: (a) is a company duly formed, validly existing and in good standing under the laws of the State of Delaware; (b) is duly qualified and in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification or license; and (c) is in compliance in all material respects with all



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

requirements of law, except, to the extent that the failure to do so does not have a Material Adverse Effect.

     5.2 Authorization; No Contravention. The execution, delivery and performance by the Borrower of this Agreement and the Notes has been duly authorized by all necessary organizational action, and do not and will not conflict with or result in any breach or contravention of, or the creation of any lien under, any document evidencing any contractual obligation to which the Borrower is a party or any order, injunction, writ or decree of any court or other governmental authority to which the Borrower or its property is subject, or violate any requirement of law.

     5.3 Governmental Authorization. No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any governmental authority is necessary or required for the validity of the execution, delivery or performance by, or enforcement against, the Borrower of this Agreement and the Notes.

     5.4 Binding Effect. Each of this Agreement and the Notes constitutes the legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with their respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency, or similar laws affecting the enforcement of creditors' rights generally or by equitable principles relating to enforceability, and by judicial discretion regarding the enforcement of any applicable laws affecting remedies (whether considered in a court of law or a proceeding in equity).

     5.5 No Default. No Default or Event of Default exists or would result from the incurring of any obligations hereunder by the Borrower.

     5.6 Litigation. Except as set forth in the Guarantor's Form 10-K for the year ended December 31, 1998 or as otherwise disclosed in writing by the Borrower to the Banks and the Administrative Agent after the date hereof and approved by the Majority Banks, there is no pending or, to the knowledge of the Borrower, threatened action or proceeding affecting the Borrower or any Subsidiary of the Borrower before any court, governmental agency or arbitrator, which could reasonably be expected to materially and adversely affect the financial condition or operations of the Borrower and its Subsidiaries taken as a whole or which purports to affect the legality, validity, binding effect or enforceability of this Agreement or any Note.

     5.7 Margin Stock. Borrower is not engaged in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation U issued by the Board of Governors of the Federal Reserve System). Following the application of the proceeds of each Loan, not more than 25% of the value of the assets of the Borrower will be represented by such margin stock and not more than 25% of the value of the assets of the Borrower and its Subsidiaries will be represented by such margin stock.

     5.8 Investment Company. None of the Borrower, any Person controlling the Borrower, or any Subsidiary of the Borrower, is an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

     5.9 Year 2000 Compliance. The Borrower has (i) reviewed the areas within its business and operations and those of its Subsidiaries which could be adversely affected by failure to become "Year 2000 Compliant" (that is, that computer applications, imbedded microchips and other systems used by the Borrower or its Subsidiaries or their material vendors, will be able properly to recognize and perform date-sensitive functions involving certain dates prior to and any date after December 31, 1999); (ii) developed a detailed plan and timetable to become Year 2000 Compliant in a timely manner; and (iii) committed adequate resources to support its plan to become Year 2000 Compliant in a



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

timely manner. Based on such review and plan the Borrower reasonably believes that it and its Subsidiaries will become Year 2000 Compliant on a timely basis except to the extent that a failure to do so would not reasonably be expected to have a material adverse effect on the business, assets or financial condition of the Borrower and its Subsidiaries, taken as a whole, or on the ability of the Borrower to perform its obligations hereunder.

6.   COVENANTS

     So long as any Bank shall have any Commitment hereunder, or any Loan or other obligation shall remain unpaid or unsatisfied, unless the Majority Banks waive compliance in writing:

     6.1 Use of Proceeds. The Borrower will use the proceeds of the Loan (a) for working capital, capital expenditures and other lawful corporate purposes and (b) to refinance existing indebtedness of the Borrower.

     6.2 Consolidations and Mergers; Disposition of Assets. The Borrower shall not merge, consolidate with or into, or convey, transfer, lease or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to or in favor of any Person.

     6.3 Compliance with Laws, Etc. The Borrower shall comply, and cause each of its Subsidiaries to comply, in all material respects with all applicable laws, rules, regulations and orders (except where failure to comply could not reasonably be expected to have a material adverse effect on the business, assets, condition or operations of the Borrower and its Subsidiaries taken as a whole), such compliance to include, without limitation, the payment and discharge before the same become delinquent of all taxes, assessments and governmental charges or levies imposed upon it or any of its Subsidiaries or upon any of its property or any property of any of its Subsidiaries, provided that neither Borrower nor any of its Subsidiaries shall be required to pay any such tax, assessment, charge, levy or claim which is being contested in good faith and by proper proceedings and with respect to which reserves in conformity with generally accepted accounting principles, if required by such principles, have been provided on the books of the Borrower or such Subsidiary, as the case may be.

7.   DEFAULT

     If any of the following events occurs (an "Event of Default"), the Administrative Agent shall, at the request of, or may, with the consent of, the Majority Banks do one or more of the following: declare the Commitment of each Bank to make Loans hereunder to be terminated, whereupon such Commitments shall be terminated, declare the unpaid principal amount of all outstanding Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder to be immediately due and payable, without presentment, demand, protest, notice of intent to accelerate, notice of acceleration or notice of any kind, all of which are hereby expressly waived by the Borrower, and exercise on behalf of itself and the Banks all rights and remedies available to it and the Banks hereunder and under applicable law. If an Event of Default occurs under subparagraphs (e), (f) or (h) below then the commitment of each Bank to make Loans hereunder shall automatically terminate and the entire debt outstanding under this Agreement and all other amounts owed under this Agreement and the Notes will automatically be due and payable immediately without presentment, demand, protest, notice of dishonor, notice of intention to accelerate, notice of acceleration or otherwise, all of which is expressly waived by the Borrower.

          (a) Failure to Pay. The Borrower fails to pay (i) when the same becomes due, any amount of principal of any Loan, or (ii) within ten (10) days after the same becomes due, any interest or other amount payable hereunder or under any other Loan Document; or

          (b) Representation or Warranty. Any representation or warranty by the Borrower made or deemed made herein, or which is contained in any certificate, document or financial or other written statement furnished at any time under this Agreement or any other Loan Document, is incorrect in any material respect on or as of the date made or deemed made or reaffirmed, as the case may be; or

        (c) Other Defaults. The Borrower fails to perform or observe any other term or covenant contained in this Agreement or any other Loan Document (and not constituting an Event of Default under any other clause of this Section 7), and such default shall continue unremedied for a period of 30 days after the date upon which written notice thereof is given to the Borrower by the Administrative Agent or any Bank; or

          (d) Cross-Default - Borrower. Borrower or any Subsidiary of Borrower shall fail to pay any principal of or premium or interest on any Indebtedness which is outstanding in a principal amount of at least $60,000,000 in the aggregate when the same become due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise), and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Indebtedness; or any other event shall occur or condition shall exist under any agreement or instrument relating to any such Indebtedness and shall continue after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such event or condition is to accelerate, or permit the acceleration of, the maturity of such Indebtedness, or any such Indebtedness shall be declared to be due and payable, or required to be prepaid (other than by a regularly scheduled required prepayment), prior to the stated maturity thereof; provided, however, that the provisions of this Section 7(d) shall not apply to any non-recourse Indebtedness of any Subsidiary of the Borrower; or

          (e) Insolvency; Voluntary Proceedings. The Borrower or the Guarantor
(i) generally fails to pay, or admits in writing its inability to pay, its debts as they become due, whether at stated maturity or otherwise; (ii) commences any Insolvency Proceeding with respect to itself; or (iii) takes any action to effectuate or authorize any of the foregoing; or

          (f) Involuntary Proceedings. (i) Any involuntary Insolvency Proceeding is commenced or filed against the Borrower or the Guarantor and any such proceeding or petition shall not be dismissed, or such writ, judgment, warrant of attachment, execution or similar process shall not be released, vacated or fully bonded within 30 days after commencement, filing or levy; (ii) the Borrower or the Guarantor admits the material allegations of a petition against it in any Insolvency Proceeding, or an order for relief (or similar order under non-U.S. law) is ordered in any Insolvency Proceeding; or (iii) the Borrower or the Guarantor acquiesces in the appointment of a receiver, trustee, custodian, conservator, liquidator, mortgagee in possession (or agent therefor), or other similar person or entity for itself or a substantial portion of its property or business; or

          (g) Monetary Judgments - Borrower. One or more non-interlocutory judgments (including judgments entered on arbitration awards) is entered against Borrower involving in the aggregate a liability (to the extent not covered by independent third-party insurance as to which the insurer does not dispute coverage or effective indemnification) as to any single or related series of transactions, incidents or conditions, of $60,000,000 or more, and the same shall remain unsatisfied, unvacated or unstayed pending appeal for a period of 30 days after the entry thereof; or

          (h) Dissolution. There occurs a dissolution or liquidation of the Borrower; or

          (i) Guarantor Defaults. A "Guarantor Event of Default" (as defined in the Guarantee) shall exist or occur which does not also constitute an Event of Default under either of subsections (e) of (f) of this Section 7, or the Guarantee is for any reason partially or wholly revoked or invalidated, or otherwise ceases to be in full force and effect, or Guarantor denies that it has any further liability or obligation thereunder; or

          (j) Change of Control. There occurs any Change of Control.

8.   ENFORCING THIS AGREEMENT; MISCELLANEOUS

     8.1 GAAP. Except as otherwise stated in this Agreement, all financial information provided to the Administrative Agent and/or the Banks will be made under generally accepted accounting principles, consistently applied.

     8.2 GOVERNING LAW AND JURISDICTION AND WAIVER OF JURY TRIAL. (a) THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK; PROVIDED THAT THE BANKS SHALL RETAIN ALL RIGHTS ARISING UNDER FEDERAL LAW.

          (b) ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF NEW YORK, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH OF THE BORROWER, THE ADMINISTRATIVE AGENT AND THE BANKS CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE NON-EXCLUSIVE JURISDICTION OF THOSE COURTS. THE BORROWER, THE ADMINISTRATIVE AGENT AND THE BANKS IRREVOCABLY WAIVE ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF THIS AGREEMENT OR ANY DOCUMENT RELATED HERETO. THE BORROWER FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OUT OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO IT AT ITS ADDRESS SET FORTH BELOW ITS SIGNATURE TO THIS AGREEMENT. NOTHING HEREIN SHALL AFFECT THE RIGHT OF THE ADMINISTRATIVE AGENT OR THE BANKS TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST THE BORROWER IN ANY OTHER JURISDICTION. THE BORROWER, THE ADMINISTRATIVE AGENT AND THE BANKS EACH WAIVE PERSONAL SERVICE OF ANY SUMMONS, COMPLAINT OR OTHER PROCESS, WHICH MAY BE MADE BY ANY OTHER MEANS PERMITTED BY NEW YORK LAW.

          (c) THE BORROWER, THE ADMINISTRATIVE AGENT AND THE BANKS EACH WAIVE THEIR RESPECTIVE RIGHTS TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF OR RELATED TO THIS AGREEMENT, OR THE TRANSACTIONS CONTEMPLATED HEREBY, IN ANY ACTION, PROCEEDING OR OTHER LITIGATION OF ANY TYPE BROUGHT BY ANY OF THE PARTIES AGAINST ANY OTHER PARTY OR PARTICIPANT OR ASSIGNEE, WHETHER WITH RESPECT TO CONTRACT CLAIMS, TORT CLAIMS, OR OTHERWISE. THE BORROWER, THE ADMINISTRATIVE AGENT AND THE BANKS AGREE THAT ANY SUCH CLAIM OR CAUSE OF ACTION SHALL BE TRIED BY A COURT TRIAL WITHOUT A JURY. WITHOUT LIMITING THE FOREGOING THE PARTIES FURTHER AGREE THAT

THEIR RESPECTIVE RIGHT TO A TRIAL BY JURY IS WAIVED BY OPERATION OF THIS SECTION AS TO ANY ACTION, COUNTERCLAIM OR OTHER PROCEEDING WHICH SEEKS, IN WHOLE OR IN PART, TO CHALLENGE THE VALIDITY OR ENFORCEABILITY OF THIS AGREEMENT OR ANY PROVISION HEREOF.

     8.3 Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that the Borrower may not assign or transfer any of its rights or obligations under this Agreement without the prior written consent of the Administrative Agent and each Bank.

     8.4 Severability. If any part of this Agreement is not enforceable, the rest of the Agreement may be enforced.

     8.5 One Agreement. This Agreement, the other Loan Documents and any related security or other agreements required by this Agreement, collectively:
(a) represent the sum of the understandings and agreements among the Administrative Agent, the Banks and the Borrower concerning this credit; (b) replace any prior oral or written agreements among the Administrative Agent, the Banks and the Borrower concerning this credit; and (c) are intended by the Administrative Agent, the Banks and the Borrower as the final, complete and exclusive statement of the terms agreed to by them. In the event of any conflict between this Agreement and any other agreements required by this Agreement, this Agreement will prevail.

     8.6 Costs and Expenses. Whether or not the transactions contemplated hereby are consummated, the Borrower shall reimburse the Administrative Agent and the Arrangers within five (5) Business Days after demand for all reasonable costs and expenses incurred by the Administrative Agent and the Arrangers in connection with the preparation, due diligence, administration, syndication and execution of, and any amendment, supplement, waiver or modification to, this Agreement, including reasonable attorney's fees and disbursements. The Borrower shall reimburse the Administrative Agent and each Bank upon demand for all costs and expenses (including reasonable counsel fees and expenses) incurred by the Administrative Agent and any Bank in connection with the enforcement, renegotiation or rescheduling of any rights or remedies under this Agreement or any other Loan Document.

     8.7 Indemnification. The Borrower will indemnify and hold the Administrative Agent, each Arranger and each Bank harmless from and against any and all claims, damages, liabilities and out-of-pocket expenses of any kind relating to or arising directly or indirectly out of (a) this Agreement or any document required hereunder, (b) any credit extended or committed to the Borrower hereunder, (c) any transaction in which all or any part of the proceeds of the Loans are applied, and (d) any investigation or pending or threatened litigation or proceeding (whether or not the Person to be so indemnified is a party to any such investigation, litigation or proceeding) related to or arising out of this Agreement, any such document, or any such credit (together, "Indemnified Liabilities"). This indemnity includes but is not limited to reasonable attorneys' fees and disbursements and any damages arising from the use by others of information or other materials obtained through electronic, telecommunications or other information transmission systems. This indemnity extends to the Administrative Agent, each Arranger and each Bank, and to their affiliates, directors, officers, employees, agents, successors, attorneys, and assigns. This indemnity will survive repayment of the Borrower's obligations. All sums due hereunder shall be obligations of the Borrower, due and payable immediately without demand.

     8.8 Notices. All notices required under this Agreement shall be personally delivered or sent by first class mail, postage prepaid, to the addresses on the signature page of this Agreement, or to such other addresses as the Administrative Agent, any Bank or the Borrower may specify from time to time in writing.

     8.9 Headings; Counterparts. Article and paragraph headings are for reference only and shall not affect the interpretation or meaning of any provisions of this Agreement. This Agreement may be executed in as many counterparts as necessary or convenient, and by the different parties on separate counterparts each of which, when so executed, shall be deemed an original but all such counterparts shall constitute but one and the same agreement.

     8.10 Interest. It is the intention of the parties hereto to comply with applicable usury laws, if any. If any interest is called for, contracted for, charged, taken, reserved, or received in connection with the Loan, or in the event all or part of the principal or interest under this Agreement, shall be prepaid or accelerated, so that under any of such circumstances or under any other circumstance the amount of interest contracted for, charged, taken, reserved, or received on the amount of principal actually outstanding from time to time shall exceed the maximum amount of interest permitted by applicable usury laws, if any, then in any such event it is agreed as follows: (i) the provisions of this paragraph shall govern and control, (ii) neither the Borrower nor any other person shall be obligated to pay the amount of such interest to the extent such interest is in excess of the maximum amount of interest permitted by applicable usury laws, (iii) any such excess which is or has been received notwithstanding this paragraph shall be credited against the then unpaid principal balance of the Loans, or if the Loans have been or would be paid in full, refunded to the Borrower, and (iv) the provisions of this Agreement shall immediately be deemed reformed and such excess interest reduced, without the necessity of executing any other document, to the maximum lawful rate allowed. Without limiting the foregoing, all calculations of the rate of interest for the purpose of determining whether such rate exceeds the maximum lawful rate shall be made to the extent permitted by applicable laws by amortizing, prorating, allocating and spreading during the period of the full term of the Loan, all interest at any time contracted for, charged, taken, reserved, or received.

     8.11 Amendments and Waivers. No amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent with respect to any departure by the Borrower therefrom, shall be effective unless the same shall be in writing and signed by the Majority Banks (or by the Administrative Agent at the written request of the Majority Banks) and the Borrower and acknowledged by the Administrative Agent, and then any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no such waiver, amendment, or consent shall, unless in writing and signed by all the Banks and the Borrower and acknowledged by the Agent, do any of the following: (a) increase or extend the Commitment of any Bank (or reinstate any Commitment terminated pursuant to Section 7) or otherwise subject the Banks to additional obligations; (b) postpone or delay any date fixed by this Agreement or any other Loan Document for any payment or prepayment of principal, interest, fees or other amounts due to the Banks (or any of them) hereunder or under any other Loan Document; (c) reduce the principal of, or the rate of interest specified herein on any Loan, or (subject to clause (ii) below) any fees or other amounts payable hereunder or under any other Loan Document;
(d) change the percentage of the Commitments or of the aggregate unpaid principal amount of the Loans which is required for the Banks or any of them to take any action hereunder; or (e) amend this Section, or Section 3.10, or any provision herein providing for consent or other action by all Banks; or (f) discharge any Guarantor; and, provided further, that (i) no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent in addition to the Majority Banks or all the Banks, as the case may be, affect the rights or duties of the Agent under this Agreement or any other Loan Document, and (ii) the Fee Letters may be amended, or rights or privileges thereunder waived, in a writing executed by the parties thereto.

     8.12 No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of the Administrative Agent or any Bank, any right, remedy, power or privilege hereunder, shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.

     8.13 Assignments, Participations, etc. (a) Any Bank may, with the written consent of the Borrower at all times other than during the existence of an Event of Default and in all cases, with the written consent of the Administrative Agent, which consents shall not be unreasonably withheld, at any time assign and delegate to one or more Eligible Assignees (provided that no written consent of the Borrower or the Administrative Agent shall be required in connection with any assignment and delegation by a Bank to an Eligible Assignee that is an affiliate of such Bank) (each an "Assignee") all, or any ratable part of all, of the Loans, the Commitments and the other rights and obligations of such Bank hereunder, in a minimum amount of $10,000,000; provided, however, that the Borrower and the Administrative Agent may continue to deal solely and directly with such Bank in connection with the interest so assigned to an Assignee until
(A) written notice of such assignment, together with payment instructions, addresses and related information with respect to the Assignee, shall have been given to the Borrower and the Administrative Agent by such Bank and the Assignee; (B) such Bank and its Assignee shall have delivered to the Borrower and the Administrative Agent an assignment and acceptance in the form of Exhibit D ("Assignment and Acceptance") together with any Note or Notes subject to such assignment and (C) the assignor Bank or Assignee has paid to the Agent a processing fee in the amount of $3,500.

          (b) From and after the date that the Administrative Agent notifies the assignor Bank that it has received (and provided its consent with respect to) an executed Assignment and Acceptance and payment of the above-referenced processing fee, (i) the Assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, shall have the rights and obligations of a Bank under the Loan Documents, (ii) the assignor Bank shall, to the extent that rights and obligations hereunder and under the other Loan Documents have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its obligations under the Loan Documents; and (iii) this Agreement shall be deemed to be amended to the extent, but only to the extent, necessary to reflect the addition of the Assignee and the resulting adjustment of the Commitments arising therefrom. The Commitment allocated to each Assignee shall reduce such Commitments of the assigning Bank pro tanto.

          (c) Within five Business Days after receipt of notice by the Administrative Agent that it has received an executed Assignment and Acceptance and payment of the processing fee (and provided that it consents to such assignment in accordance with Subsection 8.13(a)), the Borrower shall execute and deliver to the Agent, new Notes evidencing such Assignee's assigned Loans and Commitment and, if the assignor Bank has retained a portion of its Loans and its Commitment, replacement Notes in the principal amount of the Loans retained by the assignor Bank (such Notes to be in exchange for, but not in payment of, the Notes held by such Bank).

          (d) Any Bank may at any time sell to one or more commercial banks or other Persons not Affiliates of the Borrower (a "Participant") participating interests in any Loans, the Commitment of that Bank and the other interests of that Bank (the "originating Bank") hereunder and under the other Loan Documents; provided, however, that (i) the originating Bank's obligations under this Agreement shall remain unchanged, (ii) the originating Bank shall remain solely responsible for the performance of such obligations, (iii) the Borrower and the Administrative Agent shall continue to deal solely and directly with the originating Bank in connection with the originating Bank's rights and obligations under this Agreement and the other Loan Documents, and (iv) no Bank shall transfer or grant any participating interest under which the Participant has rights to approve any amendment to, or any consent or waiver with respect to, this Agreement or any other Loan Document, except to the extent such amendment, consent or waiver would require unanimous consent of the Banks as described in the first proviso to Section 8.11. In the case of any such participation, the Participant shall be entitled to the benefit of Sections 3.3, 3.4 and 8.7 as though it were also a Bank hereunder, and if amounts outstanding under this Agreement are due and unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall be deemed to have the right of set-off in respect of its participating interest in amounts owing under this Agreement to the same extent as if the amount of its participating interest were owing directly to it as a Bank under this Agreement.

          (e) Notwithstanding any other provision in this Agreement, any Bank may at any time create a security interest in, or pledge, all or any portion of its rights under and interest in this Agreement and any Note held by it in favor of any Federal Reserve Bank in accordance with Regulation A of the Board of Governors of the Federal Reserve System or U.S. Treasury Regulation 31 CFR ss.203.14, and such Federal Reserve Bank may enforce such pledge or security interest in any manner permitted under applicable law.

     8.14 Set-off. In addition to any rights and remedies of the Banks provided by law, if an Event of Default exists or the Loans have been accelerated, each Bank is authorized at any time and from time to time, without prior notice to the Borrower, any such notice being waived by the Borrower to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held by, and other indebtedness and obligations at any time owing by, such Bank to or for the credit or the account of the Borrower against any and all indebtedness and obligations owing to such Bank hereunder, now or hereafter existing, irrespective of whether or not the Administrative Agent or such Bank shall have made demand under this Agreement or any Loan Document and although such indebtedness and obligations may be contingent or unmatured. Each Bank agrees promptly to notify the Borrower and the Administrative Agent after any such set-off and application made by such Bank; provided, however, that the failure to give such notice shall not affect the validity of such set-off and application. The rights of each Bank under this Section 8.14 are cumulative with and in addition to other rights and remedies which the Bank may have.

     8.15 Foreign Banks and Participants. Each Bank, and each holder of a participation interest herein, that is a "foreign corporation, partnership or trust" within the meaning of the Code shall deliver to the Administrative Agent, within 20 days after the closing date (or after accepting an assignment or receiving a participation interest herein) two duly signed completed copies of either Form 1001 (relating to such Person and entitling it to a complete exemption from withholding on all payments to be made to such Person by Borrower pursuant to this Agreement) or Form 4224 (relating to all payments to be made to such Person by Borrower pursuant to this Agreement) of the IRS or such other evidence (including, if reasonably necessary, Form W-9) satisfactory to Borrower and the Administrative Agent that no withholding under the federal income tax laws is required with respect to such Person. Thereafter and from time to time, each such Person shall (a) promptly submit to the Administrative Agent such additional duly completed and signed copies of one of such forms (or such successor forms as shall be adopted from time to time by the relevant United States taxing authorities) as may then be available under then current United States laws and regulations to avoid, or such evidence as is satisfactory to Borrower and the Administrative Agent of any available exemption from, United States withholding taxes in respect of all payments to be made to such Person by Borrower pursuant to this Agreement and (b) take such steps as shall not be materially disadvantageous to it, in the reasonable judgment of such Bank, and as may be reasonably necessary (including the re-designation of its lending office, if any) to avoid any requirement of applicable laws that Borrower make any deduction or withholding for taxes from amounts payable to such Person. If such Persons fails to deliver the above forms or other documentation, then the Administrative Agent may withhold from any interest payment to such Person an amount equivalent to the applicable withholding tax imposed by Sections 1441 and 1442 of the Code, without reduction. If any governmental authority asserts that the Administrative Agent did not properly withhold any tax or other amount from payments made in respect of such Person, such Person shall indemnify the Administrative Agent therefor, including all penalties and interest and costs and expenses (including reasonable counsel fees and expenses) of the Administrative Agent. The obligation of the Banks under this subsection shall survive the payment of all indebtedness and obligations hereunder and the resignation or replacement of the Administrative Agent.

9.   THE ADMINISTRATIVE AGENT

     9.1 Appointment and Authorization; "Administrative Agent". Each Bank hereby irrevocably (subject to Section 9.9) appoints, designates and authorizes the Administrative Agent to take such action on its behalf under the provisions of this Agreement and each other Loan Document and to exercise such powers and perform such duties as are expressly delegated to it by the terms of this Agreement or any other Loan Document, together with such powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary contained elsewhere in this Agreement or in any other Loan Document, the Administrative Agent shall not have any duties or responsibilities, except those expressly set forth herein, nor shall the Administrative Agent have or be deemed to have any fiduciary relationship with any Bank, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Administrative Agent. Without limiting the generality of the foregoing sentence, the use of the term "agent" in this Agreement with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties.

     9.2 Delegation of Duties. The Administrative Agent may execute any of its duties under this Agreement or any other Loan Document by or through agents, employees or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Administrative Agent shall not be responsible for the negligence or misconduct of any agent or attorney-in-fact that it selects with reasonable care.

     9.3 Liability of Agent. None of the Agent-Related Persons shall (i) be liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement or any other Loan Document or the transactions contemplated hereby (except for its own gross negligence or willful misconduct), or (ii) be responsible in any manner to any of the Banks for any recital, statement, representation or warranty made by the Borrower or any Subsidiary or affiliate of the Borrower, or any officer thereof, contained in this Agreement or in any other Loan Document, or in any certificate, report, statement or other document referred to or provided for in, or received by the Administrative Agent under or in connection with, this Agreement or any other Loan Document, or for the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document, or for any failure of the Borrower or any other party to any Loan Document to perform its obligations hereunder or thereunder. No Agent-Related Person shall be under any obligation to any Bank to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of the Borrower or any of the Borrower's Subsidiaries or affiliates.

     9.4 Reliance by Agent. (a) The Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, consent, certificate, affidavit, letter, telegram, facsimile, telex or telephone message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to the Borrower), independent accountants and other experts selected by the Administrative Agent. The Administrative Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Majority Banks as it deems appropriate and, if it so requests, it shall first be indemnified to its satisfaction by the Banks against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Loan Document in accordance with a request or consent of the Majority Banks and such request and any action taken or failure to act pursuant thereto shall be binding upon all of the Banks.

          (b) For purposes of determining compliance with the conditions specified in Section 4, each Bank that has executed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter either sent by the Administrative Agent to such Bank for consent, approval, acceptance or satisfaction, or required thereunder to be consented to or approved by or acceptable or satisfactory to the Bank.

     9.5 Notice of Default. The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default, except with respect to defaults in the payment of principal, interest and fees required to be paid to the Administrative Agent for the account of the Banks, unless the Administrative Agent shall have received written notice from a Bank or the Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default". The Administrative Agent will notify the Banks of its receipt of any such notice. The Administrative Agent shall take such action with respect to such Default or Event of Default as may be requested by the Majority Banks in accordance with
Section 7; provided, however, that unless and until the Administrative Agent has received any such request, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable or in the best interest of the Banks.

     9.6 Credit Decision. Each Bank acknowledges that none of the Agent-Related Persons has made any representation or warranty to it, and that no act by the Administrative Agent hereinafter taken, including any review of the affairs of the Borrower and its Subsidiaries, shall be deemed to constitute any representation or warranty by any Agent-Related Person to any Bank. Each Bank represents to the Administrative Agent that it has, independently and without reliance upon any Agent-Related Person and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, property, financial and other condition and creditworthiness of the Borrower and its Subsidiaries, and all applicable bank regulatory laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to the Borrower hereunder. Each Bank also represents that it will, independently and without reliance upon any Agent-Related Person and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of the Borrower. Except for notices, reports and other documents expressly herein required to be furnished to the Banks by the Administrative Agent, the Administrative Agent shall not have any duty or responsibility to provide any Bank with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of the Borrower which may come into the possession of any of the Agent-Related Persons.

     9.7 Indemnification of Agent. Whether or not the transactions contemplated hereby are consummated, the Banks shall indemnify upon demand the Agent-Related Persons (to the extent not reimbursed by or on behalf of the Borrower and without limiting the obligation of the Borrower to do so), pro rata, from and against any and all Indemnified Liabilities; provided, however, that no Bank shall be liable for the payment to the Agent-Related Persons of any portion of such Indemnified Liabilities (as defined in Section 8.7) resulting solely from such Person's gross negligence or willful misconduct. Without limitation of the foregoing, each Bank shall reimburse the Agent upon demand for its ratable share of any costs or out-of-pocket expenses (including attorney costs) incurred by the Administrative Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any other Loan Document, or any document contemplated by or referred to herein, to the extent that the Administrative Agent is not reimbursed for such expenses by or on behalf of the Borrower. The undertaking in this Section shall survive the payment of all obligations hereunder and the resignation or replacement of the Administrative Agent.

     9.8 Agent in Individual Capacity. The Administrative Agent and its affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire equity interests in and generally engage in any kind of banking, trust, financial advisory, underwriting or other business with the Borrower and its Subsidiaries and affiliates as though the Administrative Agent were not the Administrative Agent hereunder and without notice to or consent of the Banks. The Banks acknowledge that, pursuant to such activities, the Administrative Agent or its affiliates may receive information regarding the Borrower or its affiliates (including information that may be subject to confidentiality obligations in favor of the Borrower or such Subsidiary) and acknowledge that the Administrative Agent shall be under no obligation to provide such information to them. With respect to its Loans, the Administrative Agent shall have the same rights and powers under this Agreement as any other Bank and may exercise the same as though it were not the Administrative Agent, and the terms "Bank" and "Banks" include the Administrative Agent in its individual capacity.

     9.9 Successor Agent. The Administrative Agent may, and at the request of the Majority Banks shall, resign as Administrative Agent upon 30 days' notice to the Banks. If the Administrative Agent resigns under this Agreement, the Majority Banks shall appoint from among the Banks a successor agent for the Banks which successor agent shall be approved by the Borrower. If no successor agent is appointed prior to the effective date of the resignation of the Administrative Agent, the Administrative Agent may appoint, after consulting with the Banks and the Borrower, a successor agent from among the Banks. Upon the acceptance of its appointment as successor agent hereunder, such successor agent shall succeed to all the rights, powers and duties of the retiring Administrative Agent and the term "Administrative Agent" shall mean such successor agent and the retiring Administrative Agent's appointment, powers and duties as Administrative Agent shall be terminated. After any retiring Administrative Agent's resignation hereunder as Administrative Agent, the provisions of this Section 9 and Sections 8.6 and 8.7 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement. If no successor agent has accepted appointment as Administrative Agent by the date which is 30 days following a retiring Administrative Agent's notice of resignation, the retiring Administrative Agent's resignation shall nevertheless thereupon become effective and the Banks shall perform all of the duties of the Administrative Agent hereunder until such time, if any, as the Majority Banks appoint a successor agent as provided for above. The Borrower agrees to pay fees to any successor administrative agent in amounts equal to no less than the fees being paid to the Administrative Agent then being replaced.

     9.10 Co-Agents; Lead Managers. None of the Persons identified on the facing page or signature pages of this Agreement as a "co-agent," an "arranger," a "syndication agent," a "book manager" or a "co-documentation agent" shall have any right, power, obligation, liability, responsibility or duty under this Agreement other than those applicable to all Banks as such. Without limiting the foregoing, none of the Banks so identified as a "co-agent," an "arranger," a "syndication agent," a "book manager" or a "co-documentation agent" shall have or be deemed to have any fiduciary relationship with any Bank. Each Bank acknowledges that it has not relied, and will not rely, on any of the Banks so identified in deciding to enter into this Agreement or in taking or not taking action hereunder.



                    [SIGNATURES BEGIN ON THE FOLLOWING PAGE]

     NO ORAL AGREEMENTS. THIS LOAN AGREEMENT TOGETHER WITH THE OTHER LOAN DOCUMENTS REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

     This Agreement is executed effective as of the date stated at the top of the first page.


                                         WILLIAMS COMMUNICATIONS
                                         GROUP, INC.



                                         By     /s/ G. L. BEST
                                            ------------------------------------
                                         Name:  G. L. Best
                                              ----------------------------------
                                         Title: Treasurer
                                               ---------------------------------


                                         Address where notices to the Borrower
                                         are to be sent:

                                         The Williams Companies, Inc.
                                         ---------------------------------------
                                         One Williams Center
                                         ---------------------------------------
                                         Tulsa, OK  74172
                                         ---------------------------------------
                                         Attn: Treasurer


                                         Chief Executive Office of the Borrower:

                                         The Williams Companies, Inc.
                                         ---------------------------------------
                                         One Williams Center
                                         ---------------------------------------
                                         Tulsa, OK  74172
                                         ---------------------------------------







                [THIS IS A SIGNATURE PAGE TO THE LOAN AGREEMENT]

                                         BANK OF AMERICA NATIONAL
                                         TRUST AND SAVINGS ASSOCIATION,
                                         as Administrative Agent


                                         By /S/ CLAIRE LIU
                                           -------------------------------------
                                            Claire M. Liu
                                            Managing Director

                                         Address where notices to the
                                         Administrative Agent are to be sent:

                                         Bank of America National Trust
                                           and Savings Association
                                         333 Clay Street, Suite 4550
                                         Houston, Texas 77002
                                         Attn:  Ms. Claire M. Liu
                                         Tel: (713) 651-4855
                                         Fax: (713) 651-4807

                                         Administrative Agent's Payment Office:

                                         Bank of America National Trust
                                           and Savings Association
                                         1850 Gateway Boulevard, 4th Floor
                                         Concord, CA  94520
                                         Attn:  Mr. Jon Kubokawa
                                         Tel:  (925) 675-8401
                                         Fax: (925) 675-8500



                                         BANK OF AMERICA NATIONAL
                                         TRUST AND SAVINGS ASSOCIATION,
                                         as a Bank


                                         By /S/ CLAIRE LIU
                                           -------------------------------------
                                            Claire M. Liu
                                            Managing Director

                                         Address where notices to the
                                         Administrative Agent are to be sent:

                                         Bank of America National Trust
                                           and Savings Association
                                         333 Clay Street, Suite 4550
                                         Houston, Texas 77002
                                         Attn:  Ms. Claire M. Liu
                                         Tel: (713) 651-4855
                                         Fax: (713) 651-4807


                [THIS IS A SIGNATURE PAGE TO THE LOAN AGREEMENT]

                                         THE CHASE MANHATTAN BANK,
                                         as a Bank


                                         By     /s/ WILLIAM P. [ILLEGIBLE]
                                            ------------------------------------
                                         Name:  William P. [ILLEGIBLE]
                                              ----------------------------------
                                         Title: Vice President
                                               ---------------------------------

                                         Address where notices to the
                                         Bank are to be sent:

                                         270 Park Avenue, 21st Floor
                                         New York, New York 10017
                                         Attn: Global Oil and Gas
                                         Tel: (212) 270-4676
                                         Fax: (212) 270-3897








                [THIS IS A SIGNATURE PAGE TO THE LOAN AGREEMENT]

                                         THE BANK OF NEW YORK,
                                         as a Bank


                                         By     /s/ RAYMOND J. PALMER
                                            ------------------------------------
                                         Name:  Raymond J. Palmer
                                              ----------------------------------
                                         Title: Vice President
                                               ---------------------------------

                                         Address where notices to the
                                         Bank are to be sent:

                                         THE BANK OF NEW YORK
                                         ---------------------------------------
                                         ONE WALL STREET - 19th FLOOR
                                         ---------------------------------------
                                         NEW YORK, NEW YORK 10286
                                         TEL. # 212-635-7834
                                         FAX. # 212-635-7923/24
                                         Attn: RAYMOND J. PALMER, VP







                [THIS IS A SIGNATURE PAGE TO THE LOAN AGREEMENT]

                                         BANK OF MONTREAL,
                                         as a Co-Documentation Agent and as a
                                         Bank


                                         By     /s/ MARY LEE LATTA
                                            ------------------------------------
                                         Name:  Mary Lee Latta
                                              ----------------------------------
                                         Title: Director
                                               ---------------------------------
                                                Bank of Montreal

                                         Address where notices to the
                                         Bank are to be sent:

                                         Bank of Montreal
                                         115 S. LaSalle Street, 11 West
                                         Chicago, Illinois  60603
                                         Attn:  Client Services - Farid Ali
                                         Tel: (312) 750-3727
                                         Fax: (312) 750-6061

                                         With a copy to:

                                         Bank of Montreal
                                         700 Louisiana, Suite 4400
                                         Houston, Texas 77002
                                         Attn: Ms. Jane Wiley
                                         Tel: (713) 546-9744/9753
                                         Fax: (713) 225-1845









                [THIS IS A SIGNATURE PAGE TO THE LOAN AGREEMENT]

                                   SCHEDULE 1

                                   DEFINITIONS

     "Agent-Related Person" means the Administrative Agent, together with their respective affiliates, officers, directors, employees, agents, successors, attorneys and assigns.

     "Applicable Margin" means (a) as to Offshore Rate Loans (i) at all times through and including June 30, 1999, 0.75% per annum; and (ii) at all times thereafter, 0.875% per annum, and (b) as to Base Rate Loans 0% per annum.

     "Arrangers" means NationsBanc Montgomery Securities LLC and Chase Securities Inc.

     "Base Rate" means, for any day, the higher of: (a) 0.50% per annum above the latest Federal Funds Rate and (b) the rate per annum of interest in effect for such day as publicly announced from time to time by the Administrative Agent at its lead office, as its "reference rate." (The reference rate is a per annum rate set by the Administrative Agent based upon various factors including the Administrative Agent's costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate.) Any change in the reference rate announced by the Administrative Agent shall take effect at the opening of business on the day specified in the public announcement of such change.

     "Base Rate Loan" means a loan that bears interest based on the Base Rate.

     "Borrowing Date" means the date a Loan is made.

     "Business Day" means any day other than a Saturday, Sunday or other day on which commercial banks in New York, New York or San Francisco, California are authorized or required by law to close and, if the applicable Business Day relates to an Offshore Rate Loan, means such a day on which dealings are carried on in the London interbank market.

     "Change of Control" means the existence of any circumstance under which the Guarantor ceases to own, with respect to each class of securities of the Borrower, at least seventy percent (70%) of such class of securities.

     "Code" means the Internal Revenue Code of 1986, and regulations promulgated thereunder.

     "Default" means an event or condition that, with the giving of notice or the passage of time or both, would constitute an Event of Default.

     "Eligible Assignee" means (a) a commercial bank organized under the laws of the United States, or any state thereof, and having a combined capital and surplus of at least $100,000,000; (b) a commercial bank organized under the laws of any other country which is a member of the Organization for Economic Cooperation and Development (the "OECD"), or a political subdivision of any such country, and having combined capital and surplus of at least $100,000,000, provided that such bank is acting through a branch or agency located in the United States; and (c) a Person that is primarily engaged in the business of commercial banking and that is (i) a Subsidiary of a Bank, (ii) a Subsidiary of a Person of which a Bank is a Subsidiary, or (iii) a Person of which a Bank is a Subsidiary.



                              Schedule 1 - Page 1

     "Federal Funds Rate" means, for any day, the per annum rate set forth in the weekly statistical release designated as H.15(519), or any successor publication, published by the Federal Reserve Bank of New York (including any such successor, "H.15(519)") on the preceding Business Day opposite the caption "Federal Funds (Effective)"; or, if for any relevant day such rate is not so published on any such preceding Business Day, the rate for such day will be the arithmetic mean as determined by the Administrative Agent of the rates for the last transaction in overnight Federal funds arranged prior to 9:00 a.m. (New York City time) on that day by each of three leading brokers of Federal funds transactions in New York City selected by the Administrative Agent.

     "Fee Letters" means the letter agreement among the Borrower, the Administrative Agent and NationsBanc Montgomery Securities LLC, and the letter agreement among the Borrower, The Chase Manhattan Bank and Chase Securities Inc., each dated April 12, 1999.

     "Final Maturity Date" means September 30, 1999 or such earlier date as the Loans may become due and payable pursuant to Section 7.

     "Indebtedness," as applied to any person or entity, means without duplication (a) all indebtedness for borrowed money of such person or entity;
(b) all obligations for the deferred purchase price of property or services (other than trade payables entered into in the ordinary course of business on ordinary terms); (c) all reimbursement or payment obligations of such person or entity with respect to letters of credit (whether drawn or undrawn), bonds and other surety instruments; (d) all obligations of such person or entity evidenced by notes, bonds, debentures or similar instruments, including obligations so evidenced incurred in connection with the acquisition of property, assets or businesses; (e) all indebtedness created or arising under any conditional sale or other title retention agreement entered into by such person or entity, or incurred as financing, with respect to property acquired (even though the rights and remedies of the seller or bank under such agreement in the event of default are limited to repossession or sale of such property); (f) all obligations with respect to capital leases; (g) all obligations in respect of swap contracts or other derivative instruments; (h) all indebtedness referred to in clauses (a) through (g) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any lien upon or in property (including accounts and contracts rights) even though the owner of the property has not assumed or become liable for the payment of such Indebtedness; and (i) all guaranty obligations in respect of indebtedness or obligations of others of the kinds referred to in clauses (a) through (h) above. For purposes of this Agreement, the Indebtedness of any person or entity shall include all recourse Indebtedness of any partnership or joint venture or limited liability company in which such person or entity is a general partner or a joint venturer or a member.

     "Insolvency Proceeding" means (a) any case, action or proceeding before any court or other governmental authority relating to bankruptcy, reorganization, insolvency, liquidation, receivership, dissolution, winding-up or relief of debtors, or (b) any general assignment for the benefit of creditors, composition, marshalling of assets for creditors, or other, similar arrangement in respect of its creditors generally or any substantial portion of its creditors; undertaken under U.S. Federal, state or foreign law.

     "Interest Payment Date" means at such times as the Loan is an Offshore Rate Loan, the last day of each Interest Period applicable to the Loan and, at such times as the Loan is a Base Rate Loan, the last Business Day of each calendar quarter and each date the Loan is converted into an Offshore Rate Loan, provided, however, that if any Interest Period for the Loan during which the Loan is an Offshore Rate Loan exceeds three months, the date that falls three months (as the case may be) after the beginning of such Interest Period and after each Interest Payment Date thereafter is also an Interest Payment Date.



                              Schedule 1 - Page 2

     "Interest Period" means at such times as the Loan is an Offshore Rate Loan, the period commencing on the Borrowing Date or on the date on which the Loan is converted into or continued as an Offshore Rate Loan, and ending on the date one, two or three months thereafter as selected by the Borrower in its notice of borrowing or its notice of conversion/continuation. If any Interest Period would otherwise end on a day that is not a Business Day, that Interest Period shall be extended to the following Business Day unless the result of such extension would be to carry such Interest Period into another calendar month, in which event such Interest Period shall end on the preceding Business Day. Any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period.

     "IRS" means the Internal Revenue Service, and any governmental authority succeeding to any of its principal functions under the Code.

     "Loan Documents" means this Agreement, the Guarantee, the Fee Letters and the Notes.

     "Majority Banks" means at any time Banks then holding in excess of 50% of the then aggregate unpaid principal amount of the Loans, or, if no such principal amount is then outstanding, Banks then having in excess of 50% of the Commitments.

     "Material Adverse Effect" means any material adverse effect on (a) the business, operations, condition (financial or otherwise) or property of the Borrower, (b) the ability of the Borrower or Guarantor to perform in a timely manner its material obligations under any of the Loan Documents, (c) the validity or enforceability of any material provision of any Loan Document, or
(d) the rights or remedies of the Administrative Agent or any Bank under any of the Loan Documents.

     "Offshore Rate" means, for any Interest Period, the rate of interest per annum (rounded upward to the next 1/100th of 1%) determined by the Administrative Agent as follows:

                Offshore Rate =              LIBOR
                               -------------------------------------
                               1.00 - Eurodollar Reserve Percentage
Where,

     "Eurodollar Reserve Percentage" means for any day for any Interest Period the maximum reserve percentage (expressed as a decimal, rounded upward to the next 1/100th of 1%) in effect on such day under regulations issued from time to time by the Board of Governors of the Federal Reserve System for determining the maximum reserve requirement (including any emergency, supplemental or other marginal reserve requirement) with respect to Eurocurrrency funding (currently referred to as "Eurocurrency liabilities"); and

     "LIBOR" means, for each day during any Interest Period, the rate of interest per annum that is the offered rate per annum (rounded upwards to the next higher 1/100th of 1% per annum) at which deposits in U.S. Dollars appears on the Telerate page 3750 (or any successor page) as of 11:00 a.m. (London time), two (2) Business Days prior to (and for value on) the commencement of such Interest Period in an amount approximately equal to the amount of the Offshore Rate Loans during such Interest Period and for a period of time comparable to such Interest Period, or in the event such offered rate is not available from the Telerate Page, then LIBOR shall be equal to the rate per annum determined by the Administrative Agent to be the average (rounded



                              Schedule 1 - Page 3
     upwards to the next higher 1/100 of 1%) of the respective rates per annum shown on Reuter's Monitor Money Rates Service "LIBO" page at which deposits in dollars are offered in the London Interbank Eurocurrency Market at or about 11:00 a.m. (London time) two (2) Business Days prior to (and for value on) the commencement of an Interest Period in an amount approximately equal to the amount of the Offshore Rate Loan during such Interest Period and for a period of time comparable to such Interest Period, and in the event neither such Telerate nor such Reuter's rate is available from such Telerate Page or such Reuter's Service, then LIBOR shall be equal to the rate of interest per annum determined by the Administrative Agent to be the arithmetic mean (rounded upward to the next 1/100th of 1%) of the rates of interest per annum at which dollar deposits for such Interest Period and in an amount approximately equal to the amount of the Offshore Rate Loan during such Interest Period would be offered by the Administrative Agent to major banks in the London eurodollar market at or about 11:00 a.m. (London time) two (2) Business Days prior to the commencement of such Interest Period.

     "Offshore Rate Loan" means a loan that bears interest based on the Offshore Rate.

     "Person" means an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture or governmental authority.

     "Pro Rata Share" means, as to any Bank at any time, the percentage equivalent (expressed as a decimal, rounded to the ninth decimal place) at such time of such Bank's Commitment divided by the combined Commitments of all Banks. If the Commitments have terminated or expired, the Pro Rata Share shall be determined based upon the Commitments most recently in effect, giving effect to any assignments.

     "Subsidiary" of a person or entity (the "Person") means any corporation, association, partnership, limited liability company, joint venture or other business entity of which more than 50% of the voting stock, or membership interests or other equity interests, is owned or controlled directly or indirectly by the Person, or one or more of the Subsidiaries of the Person, or a combination thereof.



                              Schedule 1 - Page 4

                                   SCHEDULE 2


                         COMMITMENTS AND PRO RATA SHARES





Bank                                      Commitment            Pro Rata Share
----                                  -------------------       --------------

Bank of America National              $   400,000,000            28.5714286%
Trust and Savings Association

The Chase Manhattan Bank                  400,000,000            28.5714286%

The Bank of New York                      300,000,000            21.4285714%

Bank of Montreal                          300,000,000            21.4285714%

TOTAL                                 $ 1,400,000,000                   100%
                                      ===============



                               Exhibit B - Page 1

                                   EXHIBIT "A"

                           FORM OF NOTICE OF BORROWING

                                                       Date:
                                                            --------------------


BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION, as Administrative Agent, pursuant to the Loan Agreement, dated as of April 16, 1999 (as the same may be amended, modified or restated from time to time, the "Loan Agreement"), among WILLIAMS COMMUNICATIONS GROUP, INC. (the "Borrower"), the financial institutions from time to time party thereto (the "Banks") and BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION, as Administrative Agent for the Banks (the "Administrative Agent")

Ladies and Gentlemen:

     The undersigned refers to the Loan Agreement and hereby gives you notice irrevocably, pursuant to Section 2.3 of the Loan Agreement, of the requested borrowing specified below:

A.   Amount of the Loan Requested: $
                                    --------------------

B.   Requested Interest Rate (check applicable items)

     (a)        Base Rate or        Offshore Rate
          -----               -----

     (b)  If Subsection (a) indicates Offshore Rate Loan, indicate Interest
     Period

                        one month
                  -----

                        two months
                  -----

                        three months
                  -----

     (c) The proceeds of the Loan are to be made available by wire transfer or credit, as applicable, to the following account:

     Bank Name:
                     ---------------------------------
     ABA Number:
                     ---------------------------------
     Account Title:
                     ---------------------------------
     Account Number:
                     ---------------------------------


     The undersigned hereby certifies that the following statements are true on the date hereof, and will be true on the date of the proposed borrowing, before and after giving effect thereto and to the application of the proceeds therefrom:

          (a) For the initial Loans only: since December 31, 1998 there has not occurred a material adverse change in the business, assets, liabilities (actual or contingent), operations, condition (financial or otherwise) or prospects of the Borrower or the Guarantor and its Subsidiaries taken as a whole;



                               Exhibit A - Page 1

          (b) the representations and warranties of the Borrower contained in the Loan Agreement, and the representations and warranties of the Guarantor contained in the Guarantee, are true and correct as though made on and as of such date (except such representations and warranties which expressly refer to an earlier date, which are true and correct as of such earlier date); and

          (c) no Default or Event of Default has occurred and is continuing, or would result from such proposed borrowing.

     The undersigned agrees that if prior to the time of the borrowing requested hereby any matter certified to by it will not be true and correct at such time as if then made, it will immediately so notify the Administrative Agent.

     Capitalized terms used herein without definition have the meanings assigned to them in the Loan Agreement.

                                         WILLIAMS COMMUNICATIONS
                                         GROUP, INC.



                                         By
                                            ------------------------------------
                                         Name:
                                         Title:



                               Exhibit A - Page 2

                                   EXHIBIT "B"

                    FORM OF NOTICE OF CONVERSION/CONTINUATION

                                                       Date:
                                                            --------------------


BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION, as Administrative Agent, pursuant to the Loan Agreement, dated as of April 16, 1999 (as the same may be amended, modified or restated from time to time, the "Loan Agreement"), among WILLIAMS COMMUNICATIONS GROUP, INC. (the "Borrower"), the financial institutions from time to time party thereto (the "Banks") and BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION, as administrative agent for the Banks (the "Administrative Agent").

Ladies and Gentlemen:

     The undersigned refers to the Loan Agreement and hereby gives you notice irrevocably, pursuant to Section 2.4 of the Loan Agreement, of the [conversion] [continuation] of the Loans specified below:

A.   Amount of the Loans to be [converted] [continued]: $
                                                         ---------------

B.   Existing rate:                                       Check applicable blank
                                                          ----------------------

          (a)    Base Rate                                       ----------

          (b)    Offshore Rate Loan with an Interest Period of:

                 (i)      one month                              ----------
                 (ii)     two months                             ----------
                 (iii)    three months                           ----------

     (1) If Offshore Rate, date of the last day of the current Interest Period for the Loan: _________________, 199__

C.   The Loans are to be [converted] [continued] as follows:

     (1) Proposed conversion or continuation date: _____________, 199__ (the "Continuation/Conversion Date")

     (2)  Amount: $
                   ---------------

     (3)  Requested Interest Rate (check applicable items)

          (a)        Base Rate or        Offshore Rate
               -----               -----

          (b) If Subsection (a) indicates Offshore Rate Loan, indicate Interest Period one month
                  -----



                               Exhibit B - Page 1
                        two months
                  -----

                        three months
                  -----

     The undersigned hereby certifies that the following statements are true on the date hereof, and will be true on the proposed Conversion/Continuation Date, before and after giving effect to the Conversion/Continuation Date of the Loans as herein specified:

          (a) the representations and warranties of the Borrower contained in the Loan Agreement, and the representations and warranties of the Guarantor contained in the Guarantee, are true and correct as though made on and as of such date (except such representations and warranties which expressly refer to an earlier date, which are true and correct as of such earlier date); and

          (b) no Default or Event of Default has occurred and is continuing, or would result from such proposed [conversion] [continuation].

     The undersigned agrees that if prior to the time of the conversion or continuation of the Loan requested hereby any matter certified to by it will not be true and correct at such time as if then made, it will immediately so notify the Administrative Agent.

     Capitalized terms used herein without definition have the meanings assigned to them in the Loan Agreement.

                                         WILLIAMS COMMUNICATIONS
                                         GROUP, INC.



                                         By
                                            ------------------------------------
                                         Name:
                                         Title:



                               Exhibit B - Page 2

                                   EXHIBIT "C"

                             FORM OF PROMISSORY NOTE

U.S. $                                                 Date:
      -------------                                         --------------------


     FOR VALUE RECEIVED, the undersigned, WILLIAMS COMMUNICATIONS GROUP, INC., a Delaware corporation (the "Borrower"), HEREBY PROMISES TO PAY to the order of ___________________ (the "Bank"), for the account of its applicable lending office, on the Final Maturity Date (as defined in the Loan Agreement referred to below), the principal amount of $________________, or, if less, the aggregate principal amount of the Loans (as defined in the Loan Agreement referred to below) owed to the Bank by the Borrower on such Final Maturity Date.

     The Borrower promises to pay interest on the unpaid principal amount hereof until such principal amount is paid in full, at such interest rates, and payable at such times, as are specified in the Loan Agreement referred to below. Both principal and interest are payable in lawful money of the United States of America to Bank of America National Trust and Savings Association, as Administrative Agent, 1850 Gateway Boulevard, 4th Floor, Concord, California 94520, in same day funds. Each Loan owed to the Bank by the Borrower, and all payments made on account of principal thereof, shall be recorded by the Bank and, prior to any transfer hereof, endorsed on the grid attached hereto which is part of this Promissory Note.

     This Promissory Note is one of the Notes referred to in, and is subject to and entitled to the benefits of, the Loan Agreement dated as of April __, 1999 (as amended or otherwise modified from time to time, the "Loan Agreement") among the Borrower, the Bank, certain other banks parties thereto and Bank of America National Trust and Savings Association as Administrative Agent for the Bank and such other banks. The Loan Agreement, among other things, (i) provides for the making of Loans to the Borrower from time to time pursuant to Section 2.1 of the Loan Agreement in an aggregate outstanding amount not to exceed at any time the U.S. dollar amount first above mentioned, the indebtedness of the Borrower resulting from each such advance owed to the Bank being evidenced by this Promissory Note, and (ii) contains provisions for acceleration of the maturity hereof upon the happening of certain stated events and also for prepayments on account of principal hereof prior to the maturity hereof upon the terms and conditions therein specified. Capitalized terms used herein which are not defined herein and are defined in the Loan Agreement are used herein as therein defined.

     The Borrower hereby waives presentment, demand, protest, notice of dishonor, notice of intent to accelerate, notice of acceleration and any other notice of any kind, except as provided in the Loan Agreement. No failure to exercise, and no delay in exercising, any rights hereunder on the part of the holder hereof shall operate as a waiver of such rights.

     This Promissory Note shall be governed by, and construed in accordance with, the laws of the State of New York.



                               Exhibit C - Page 1

                                         WILLIAMS COMMUNICATIONS
                                         GROUP, INC.



                                         By
                                            ------------------------------------
                                         Name:
                                         Title:



                               Exhibit C - Page 2

                       ADVANCES AND PAYMENTS OF PRINCIPAL


                             Amount of
              Amount         Principal         Unpaid
                of            Paid or         Principal              Notation
Date          Advance         Prepaid          Balance                Made By
----          -------         -------          -------                -------






                               Exhibit C - Page 3

                                   EXHIBIT "D"

                   FORM OF ASSIGNMENT AND ACCEPTANCE AGREEMENT

     This Assignment and Acceptance Agreement dated as of ____________(this "Agreement"), is made by and among Williams Communications Group, Inc., a Delaware corporation (the "Borrower"), Bank of America National Trust and Savings Association, as Administrative Agent for the banks party to the Loan Agreement dated as of April __, 1999 (as may be amended from time to time, the "Loan Agreement") among the Borrower, such Administrative Agent and such banks, ______________ ("Assignor") and ______________ ("Assignee"). In consideration of the mutual covenants herein contained, the parties hereto agree as set forth herein.

     1. Transfer. Pursuant to the last sentence of Section 8.13(a) of the Loan Agreement, Assignor hereby assigns to Assignee (without representation or warranty to Assignee and without Assignee having recourse against Assignor as a result of such assignment), and Assignee hereby assumes, a constant ______% of each of the Assignor's Commitment to the Borrower under the Loan Agreement, such assignment from Assignor to Assignee being [all of Assignor's Commitment to the Borrower] [$______________ of Assignor's $_____________ Commitment to Borrower (the amount of such Commitment to the Borrower so assigned is called the "Assigned Portion" of such Commitment)]. [The Assignee is already a Bank under the Loan Agreement with a Commitment of $ to the Borrower prior to the assumption contemplated hereby.] [The Assignee is hereby approved by the Administrative Agent [and the Borrower] for purposes of the assignment and assumption contemplated hereby.] As contemplated by such Section 8.13, it is hereby agreed that:

        (i) the Assignor is hereby released from all of its obligations under the Loan Agreement with respect to or arising as a result of the Assigned Portion of its Commitment assigned hereby;

        (ii) the Assignee hereby becomes obligated for the Assigned Portion of such Commitment and all other obligations of the Assignor (including, without limitation, obligations to the Administrative Agent under Section 9.7 of the Loan Agreement or otherwise) under the Loan Agreement with respect to or arising as a result of the Assigned Portion of such Commitment;

        (iii) the Assignee is hereby assigned the right to vote or consent under the Loan Agreement and the other rights and obligations of the Assignor under the Loan Agreement, in each case to the extent of the Assigned Portion of such Commitment;

        (iv) The Borrower, contemporaneously with its execution and delivery hereof, will deliver, in replacement of the Note of the Assignor currently outstanding [(and in replacement of Assignee's existing $__________ Note)] (a) to the Assignee, a new Note in the amount of $______________ [(and the Assignee agrees to cancel and return to the Borrower, with reasonable promptness following such delivery, the Note of the Assignee being replaced thereby)] (b) to the Assignor, a new Note in the amount of $______________ (and the Assignor agrees to cancel and return to the Borrower, with reasonable promptness following delivery of such new Note, the Note of the Assignor being replaced thereby), and (c) to the Administrative Agent, photocopies of all such new Notes and of all such cancelled Notes;



                               Exhibit D - Page 1

        [(xi inasmuch as there are currently no outstanding Loans, no transfer of Loans is hereby made];

        [(xii) $_____________ of the Assignor's outstanding Loans to the Borrower are hereby transferred to the Assignee, which amount represents [the aggregate amount of all of the Assignor's outstanding Loans to the Borrower] [the amount of the assigned portion of the outstanding Loans of the Assignor to the Borrower, there being hereby assigned to Assignee a portion of each such Loan equal to the amount of such Loan multiplied by a fraction, the numerator of which is the amount of the Assignor's Commitment assumed hereby by the Assignee and the denominator of which is the amount of the Assignor's Commitment immediately prior to such assumption]; [and]

        (xiii) the Assignee hereby confirms that it is a party to the Loan Agreement as a Bank and agrees that after giving effect to this Agreement its Commitment will be $ ; [and]

        [(xiv) the Assignee hereby specifies the following offices as its applicable lending offices under the Loan Agreement:

                 Domestic                            Eurodollar
               Lending Office                      Lending Office
               --------------                      --------------

               Attention:                          Attention:
                         -------------------                 -------------------
               Telephone:                          Telephone:
                         -------------------                 -------------------
               Telecopy:                           Telecopy:
                        --------------------                --------------------
               Telex:                              Telex:
                     -----------------------             -----------------------
               Answerback:                         Answerback:
                          ------------------                  -----------------]

        [(xv) the Assignee hereby specifies the following as its address for notices and communications under the Loan Agreement:

                                  [Assignee]

               Attention:
                         -------------------
               Telephone:
                         -------------------
               Telecopy:
                        --------------------
               Telex:
                     -----------------------
               Answerback:
                          ------------------




                               Exhibit D - Page 2

2.   Miscellaneous.

     2.1 Amendments. Etc. This Agreement shall not be amended, waived or otherwise modified except in writing executed by the parties hereto.

     2.2 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

     2.3 Definitions. Capitalized terms used herein which are defined in the Loan Agreement and not defined herein are used herein as defined in the Loan Agreement.

     2.4 Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement

     2.5 Effective Date. This Agreement shall be effective as of the date first above written for purposes of computation of commitment fees under the Loan Agreement and for all other relevant purposes.

     2.6 Assignee Credit Decision. The Assignee acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Bank and based on such financial statements and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. The Assignee also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under any Note, the Loan Agreement or this Agreement.

     2.7 Indemnity. The Assignee agrees to indemnify and hold the Assignor harmless against any and all losses, costs and expenses (including without limitation reasonable attorneys' fees) and liabilities incurred by the Assignor in connection with or arising in any manner from the Assignee's performance or non-performance of obligations assumed by Assignee under this Agreement.



                               Exhibit D - Page 3

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers "hereunto duly authorized, as of the date first above written.

    WILLIAMS COMMUNICATIONS                             [NAME OF ASSIGNOR]
    GROUP, INC.


    By                                        By
      --------------------------------          --------------------------------
    Name:                                     Name:
         -----------------------------             -----------------------------
    Title:                                    Title:
          ----------------------------              ----------------------------



    [NAME OF ASSIGNEE]                        BANK OF AMERICA NATIONAL TRUST
                                              AND SAVINGS ASSOCIATION,
                                              as Administrative Agent

    By                                        By
      --------------------------------          --------------------------------
    Name:                                     Name:
         -----------------------------             -----------------------------
    Title:                                    Title:
          ----------------------------              ----------------------------



                               Exhibit D - Page 4